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                                                                       EXHIBIT 5






                          [SIDLEY & AUSTIN LETTERHEAD]



                                 January 8, 1999



THQ Inc.
5016 N. Parkway Calabasas, Suite 100
Calabasas, CA 91302


               Re:  Registration Statement on form S-3
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Gentlemen/Ladies:


               We have acted as counsel for THQ Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, pursuant to the above-captioned registration statement (the "Registration Statement"), of the resale by the securityholder named therein of 166,620 shares (the "Shares") of common stock, par value $.01 per share, of the Company issued pursuant to the Purchase Agreement among the Company, Funsoft Holding GmbH, a German corporation, John Menzies Holdings GmbH, Thomas Matzen, Hans Rabe and Jurgen Goeldner (the "Purchase Agreement").

               In our capacity as counsel for the Company and for purpose of this opinion letter, we have examined the originals, or copies identified to our satisfaction as being true copies of the originals, of the following documents:

                      1.  The Purchase Agreement;

                      2.  The Registration Statement; and

                      3. Certain resolutions adopted by the Board of Directors of the Company relating to the issuance and sale of the Shares and related matters.

               We have also examined originals, or copies certified or otherwise identified to our satisfaction of such records of the Company and such other agreements, instruments and documents as we have considered necessary or appropriate to enable us to render the opinions expressed below.


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SIDLEY & AUSTIN                                                      LOS ANGELES


January 7, 1999
Page 2



               In the course of our examinations and investigations, we have assumed the legal capacity of all natural persons, the genuineness of all signatures on original documents, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed or to be executed by parties other than the Company, we have assumed that such parties had or will have the power, corporate, partnership or other, to enter into and perform all obligations thereunder and we have also assumed the due authorization by all requisite action, corporate, partnership or other, the due execution and delivery by such parties of such documents and the validity, binding effect and enforceability thereof. As to all facts material to the opinions expressed herein that we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

               Based upon and subject to the foregoing, it is our opinion that the Shares are legally issued, fully paid and nonassessable.

               We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In giving such consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations thereunder. The opinions expressed herein are given as of the date hereof, and we assume no obligation to advise you of changes that may hereafter be brought to our attention.




                                                   Very truly yours,

                                                   /s/ SIDLEY & AUSTIN